UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2015, Lumos Networks Corp. (the “Company”) issued a press release announcing its results of operations and financial condition for the three months ended March 31, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, the Company entered into an amended and restated employment agreement with Timothy G. Biltz. The amended and restated employment agreement extends the term of Mr. Biltz’s current agreement from April 30, 2016 to April 30, 2018, which term will thereafter automatically renew for successive one-year periods unless notice of termination is previously provided. Under the amended and restated employment agreement, Mr. Biltz will receive an equity grant of 100,000 shares of restricted stock, which vests on the third anniversary of the grant date. The amended and restated employment agreement with Mr. Biltz provides him with certain severance benefits in the event of a termination of his employment.

The foregoing description of the amended and restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended and restated employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the three proposals submitted for a vote of the stockholders at the Company’s 2015 Annual Meeting held on May 5, 2015.

Proposal 1. To elect Messrs. Timothy G. Biltz, Robert E. Guth, Michael K. Robinson, Brian C. Rosenberg, Michael T. Sicoli and Jerry E. Vaughn and Ms. Julia B. North to the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2015 Annual Meeting.

Name	Votes For	Votes Against	Abstentions	Broker non- votes
Timothy G. Biltz	17,693,969	202,618	36,189	2,127,067
Robert E. Guth	17,701,350	193,662	37,764	2,127,067
Julia B. North	17,702,420	192,807	37,549	2,127,067
Michael K. Robinson	17,701,411	192,596	38,769	2,127,067
Brian C. Rosenberg	17,647,111	247,851	37,814	2,127,067
Michael T. Sicoli	17,838,643	57,894	36,239	2,127,067
Jerry E. Vaughn	17,703,493	193,099	36,184	2,127,067

Proposal 2. To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers. This proposal was approved by the Company’s stockholders at the 2015 Annual Meeting.

Votes For	17,719,209
Votes Against	182,455
Votes Abstained	31,112
Broker non-votes	2,127,067

Proposal 3. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. This proposal was approved by the Company’s stockholders at the 2015 Annual Meeting.

Votes For	19,901,149
Votes Against	158,238
Votes Abstained	456
Broker non-votes	0

Item 7.01	Regulation FD Disclosure.

A copy of the materials that Lumos Networks Corp. will present in connection with upcoming presentations to investors is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information in this Report will not be deemed as an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Timothy G. Biltz and Lumos Networks Operating Company, dated as of May 5, 2015

99.1	Press release issued by Lumos Networks Corp. dated May 5, 2015

99.2	Company Presentation –First Quarter 2015 Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Timothy G. Biltz and Lumos Networks Operating Company, dated as of May 5, 2015,

99.1	Press release issued by Lumos Networks Corp. dated May 5, 2015

99.2	Company Presentation – First Quarter 2015 Update

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